Exhibit 99.2

Albemarle Announces Upsize and Early Results of Cash Tender Offers

CHARLOTTE, N.C. – March 15, 2021 - Albemarle Corporation (the “Company”) (NYSE: ALB) today announced the upsize and early results of the previously announced cash tender offers by the Company and two of its wholly-owned subsidiaries, Albemarle Wodgina Pty Ltd (ACN 630 509 303) (“Wodgina”) and Albemarle New Holding GmbH (“New Holding,” and together with the Company and Wodgina, the “Issuers”).

The Issuers are amending the tender offers to (i) increase the maximum aggregate principal amount of the outstanding senior notes listed in Table I below (the “Dollar Securities”) that will be accepted for purchase in the tender offer for such securities (the “Dollar Tender Offer”) from $100,000,000 to $128,388,000 (the “Dollar Security Maximum Amount”) and (ii) increase the maximum aggregate principal amount of the outstanding notes listed in Table II below (the “Euro Securities” and, together with the Dollar Securities, the “Securities”) that will be accepted for purchase in the tender offer for such securities (the “Euro Tender Offer” and, together with the Dollar Tender Offer, the “Tender Offers” and each, a “Tender Offer”) from €100,000,000 to €122,871,000 (the “Euro Security Maximum Amount”). All other terms and conditions of the Tender Offers as previously announced in the Offer to Purchase (defined below), as amended and supplemented from time to time, remain unchanged.

Approximately $276,775,000 and €333,345,000 in aggregate principal amount of Dollar Securities and Euro Securities, respectively, were validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on March 12, 2021 (the “Early Participation Date”). Withdrawal rights for the Tender Offers expired at 5:00 p.m., New York City time, on March 12, 2021, and, accordingly, Securities validly tendered in the Tender Offers may no longer be withdrawn except where additional withdrawal rights are required by law.

The tables below summarize certain information regarding the Securities and the Tender Offers, including the aggregate principal amount of each series of Securities that were validly tendered and not validly withdrawn on or prior to the Early Participation Date, and the order of priority in accordance with which the Securities will be accepted for purchase.

Table I: Dollar Securities Subject To The Dollar Tender Offer
Title of Security	Security Identifier(s)	Issuer	Principal Amount Outstanding (millions)	Acceptance Priority Level	Principal Amount Tendered as of Early Participation Date	Principal Amount Accepted	Proration Factor(1)
3.450% Senior Notes due 2029	CUSIP: 01273P AB8, 01273P AA0, Q0171Y AA8 ISIN: US01273PAA03, USQ0171YAA84	Albemarle Wodgina Pty Ltd (ACN 630 509 303)	$300	1	$128,388,000	$128,388,000	100%
4.150% Senior Notes due 2024	CUSIP: 012725AC1 ISIN: US012725AC13	Albemarle Corporation	$425	2	$148,387,000	$0	N/A
Total			$725

Table II: Euro Securities Subject To The Euro Tender Offer
Title of Security	Security Identifier(s)	Issuer	Principal Amount Outstanding (millions)	Acceptance Priority Level	Principal Amount Tendered as of Early Participation Date	Principal Amount Accepted	Proration Factor(1)
1.125% Notes due 2025*	Common Code: 208314696 ISIN: XS2083146964	Albemarle New Holding GmbH	€500	1	€199,782,000	€122,871,000	59.4%
1.625% Notes due 2028*	Common Code: 208314734 ISIN: XS2083147343	Albemarle New Holding GmbH	€500	2	€133,563,000	€0	N/A
Total			€1,000

*    Admitted to trading on the Global Exchange Market, which is the exchange-regulated market of Euronext Dublin.

(1)    Proration Factor is rounded to the nearest tenth of one percent.

With respect to each Tender Offer, the Securities accepted for purchase will be accepted in accordance with their Acceptance Priority Levels (with 1 being the highest Acceptance Priority Level and 2 being the lowest Acceptance Priority Level) (collectively, the “Acceptance Priority Levels”), subject to the limitations that (i) the aggregate principal amount purchased pursuant to the Dollar Tender Offer will not exceed the Dollar Security Maximum Amount and (ii) the aggregate principal amount purchased pursuant to the Euro Tender Offer will not exceed the Euro Security Maximum Amount. In accordance with the Dollar Security Maximum Amount and the Euro Security Maximum Amount, Securities validly tendered and not validly withdrawn prior to or at the Early Participation Date will be subject to proration as further described in the Offer to Purchase. Based on information received from D.F. King & Co., Inc., the Information and Tender Agent for the Tender Offers, as of the Early Participation Date, Wodgina expects to accept for purchase $128,388,000 of its 3.450% Senior Notes due 2029 using a proration factor of 100% and New Holding expects to accept for purchase €122,871,000 of its 1.125% Notes due 2025 using a proration factor of 59.4%. The Issuers do not anticipate accepting for purchase any Securities validly tendered after the Early Participation Date because the aggregate principal amount of Dollar Securities and Euro Securities tendered would exceed the Dollar Security Maximum Amount and the Euro Security Maximum Amount, respectively.

The settlement date for the Securities that were validly tendered on or prior to the Early Participation Date and accepted for purchase is expected to be March 16, 2021, assuming all conditions to the applicable Tender Offer have been satisfied or waived.

The Tender Offers are being made pursuant to an Offer to Purchase, dated March 1, 2021, as amended and supplemented from time to time (the “Offer to Purchase”), which sets forth the terms and conditions of the Tender Offers.

The Tender Offers are subject to the satisfaction or waiver of certain conditions specified in the Offer to Purchase. The Tender Offers are not conditioned on any minimum amount of Securities being tendered.

Information Relating to the Tender Offers

J.P. Morgan Securities LLC is acting as the dealer manager in connection with the Dollar Tender Offer and J.P. Morgan AG is acting as the dealer manager in connection with the Euro Tender Offer (together, the “Dealer Managers”). The information and tender agent is D.F. King (the “Information and Tender Agent”). Copies of the Offer to Purchase and related offer materials are available by contacting D.F. King at +1 (877) 283-0323 or +1 (212) 269-5550 (banks and brokers). Questions regarding the Tender Offers should be directed to J.P. Morgan Securities LLC at +1 (866) 834-4666 (U.S. toll-free) or +1 (212) 834-3424 (collect) or J.P. Morgan AG at liability_management_EMEA@jpmorgan.com, as applicable.

None of the Issuers or their affiliates, their respective boards of directors or managing members, the Dealer Managers, D.F. King or the trustee or fiscal agent with respect to any series of Securities is making any recommendation as to whether holders of Securities should tender any Securities in response to any of the Tender Offers, and neither the Issuers nor any such other person has authorized any person to make any such recommendation. Holders of Securities must make their own decision as to whether to tender any of their Securities and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and shall not constitute an offer to purchase securities or a solicitation of an offer to sell any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

This press release must be read in conjunction with the Offer to Purchase. The full details of the Tender Offers, including complete instruction on how to tender Securities, are included in the Offer to Purchase. The Offer to Purchase contains important information that should be read carefully by holders of Securities before making a decision to tender any Securities. The Offer to Purchase may be obtained from the Information and Tender Agent, free of charge, by calling toll-free at +1 (800) 820-2415 or +1 (212) 269-5550 (banks and brokers).

None of the Dealer Managers, the Information and Tender Agent or any of their respective directors, officers, employees, agents or affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Issuers, the Securities or the Tender Offers contained in this press release or in the Offer to Purchase. None of the Dealer Managers, the Information and Tender Agent or any of their respective directors, officers, employees, agents or affiliates is acting for any Holder, or will be responsible to any Holder for providing any protections which would be afforded to its clients or for providing advice in relation to the Tender Offers, and accordingly none of the Dealer Managers, the Information and Tender Agent and any of their respective directors, officers, employees, agents or affiliates assumes any responsibility for any failure by the Issuers to disclose information with regard to the Issuers or the Securities which is material in the context of the Tender Offers and which is not otherwise publicly available.

About Albemarle

Albemarle Corporation (NYSE: ALB), headquartered in Charlotte, N.C., is a global specialty chemicals company with leading positions in lithium, bromine and refining catalysts. We think beyond business-as-usual to power the potential of companies in many of the world's largest and most critical industries, such as energy, electronics, and transportation. We actively pursue a sustainable approach to managing our diverse global footprint of world-class resources. In conjunction with our highly experienced and talented global teams, our deep-seated values, and our collaborative customer relationships, we create value-added and performance-based solutions that enable a safer and more sustainable future.

Forward-Looking Statements

Some of the information presented in this press release, including, without limitation, statements regarding the proposed Tender Offers, the expected timing, size and other terms of each Tender Offer, our ability to complete each Tender Offer and information related to product development, production capacity, committed volumes, market trends, pricing, expected growth, earnings and demand for our products, input costs, surcharges, tax rates, stock repurchases, dividends, cash flow generation, costs and cost synergies, capital projects, economic trends, outlook and all other information relating to matters that are not historical facts, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from the views expressed. Factors that could cause actual results to differ materially from the outlook expressed or implied in any forward-looking statement include, without limitation: changes in economic and business conditions; changes in financial and operating performance of our major customers and industries and markets served by us; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for our products or the end-user markets in which our products are sold; limitations or prohibitions on the manufacture and sale of our products; availability of raw materials; increases in the cost of raw materials and energy, and our ability to pass through such increases to our customers; changes in our markets in general; fluctuations in foreign currencies; changes in laws and government regulation impacting our operations or our products; the occurrence of regulatory actions, proceedings, claims or litigation; the occurrence of cyber-security breaches, terrorist attacks, industrial accidents, natural disasters or climate change; hazards associated with chemicals manufacturing; the inability to maintain current levels of product or premises liability insurance or the denial of such coverage; political unrest affecting the global economy, including adverse effects from terrorism or hostilities; political instability affecting our manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of our earnings and changes in tax laws and rates; changes in monetary policies, inflation or interest rates that may impact our ability to raise capital or increase our cost of funds, impact the performance of our pension fund investments and increase our pension expense and funding obligations; volatility and uncertainties in the debt and equity markets; technology or intellectual property infringement, including through cyber-security breaches, and other innovation risks; decisions we may make in the future; the ability to successfully execute, operate and integrate acquisitions and divestitures; uncertainties as to the duration and impact of the coronavirus (COVID-19) pandemic; and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release. We assume no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Media Contact: Hailey Quinn, +1 (980) 299-5640, Hailey.Quinn@albemarle.com

Investor Relations Contact: Meredith Bandy, +1 (980) 999-5168, Meredith.Bandy@albemarle.com